                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                       ----------------------------------
                                   FORM 8-K/A

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) May 21, 1996
                                                 -------------------------------

                     U.S. ALCOHOL TESTING OF AMERICA, INC.
- --------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
- --------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

               33-90034                                  22-2806310
- ------------------------------------      --------------------------------------
       (Commission File Number)                      (I.R.S. Employee
                                                    Identification No.)

      10410 Trademark Street, Rancho Cucamonga, California           91730
- --------------------------------------------------------------------------------
           (Address of Principal Executive Offices)               (Zip Code)

                                 (909) 466-8378
- --------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                      INFORMATION TO BE INCLUDED IN REPORT


Item 7. Financial Statements and Exhibits.

        (a) Financial statements of businesses acquired:

                (i) The following audited financial statements of
                    RSA are annexed hereto:

                                                               Page
1.      Report of Independent Auditors......................    F-1

2.      Balance Sheets as of December 31, 1995 and 1994.....    F-2

3.      Statements of Operations for the years
        ended December 31, 1995, 1994 and 1993..............    F-3

4.      Statements of Shareholders' Equity for the years
        ended December 31, 1995, 1994 and 1993..............    F-4

5.      Statements of Cash Flows for the years ended
        December 31, 1995, 1994 and 1993....................    F-5

6.      Notes to Financial Statements.......................    F-6

                (b) Proforma financial information:

                    The following proforma financial
                    statements are annexed hereto:

1.      Proforma Balance Sheet as of March 31, 1996.........    F-10

2.      Proforma Statement of Operations for the fiscal year
        ended March 31, 1996................................    F-12

        (c)     Exhibits

Number          Exhibit
- ------          -------

A Copy of Stock Purchase Agreement dated as of May 21, 1996 by and among U.S. Alcohol Testing of America, Inc. ("USAT"), Robert Stutman, Brian Stutman, Sondra DeBow, Michael Rochelle and Kimberly Rochelle.(1)

B Form of Secured Promissory Note dated May 21, 1996 is Exhibit A to Exhibit A hereto.

C Form of Security Agreement dated May 21, 1996 by and among USAT, Robert Stutman and Brian Stutman is Exhibit C to Exhibit A hereto.

D Form of USAT Warrant expiring May 20, 1999 is Exhibit B to Exhibit A hereto.

E Form of Registration Rights Agreement dated as of May 21, 1996 by and between USAT, Robert Stutman, Brian Stutman, Michael Rochelle, Kimberly Rochelle and Sondra DeBow is Exhibit D to Exhibit A hereto.

F Copy of Consulting Agreement dated as of December 14, 1996 by and between USAT, ProActive, RSA and Robert Stutman.(2)

G Copy of Severance Agreement dated May 21, 1996 by and between USAT and Robert Stutman.(1)

H Copy of Severance Agreement dated May 21, 1996 by and between USAT and Brian Stutman.(1)

- ---------------
(1) Filed as an Exhibit to USAT's Current Report on Form S-K filed on June 5, 1996 and incorporated herein by this reference.

(2) Filed as an Exhibit to USAT's Registration Statement on Form S-8 filed on March 11, 1996 and incorporated herein by this reference.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        U.S. Alcohol Testing of America, Inc.
                                        -------------------------------------
                                                     (Registrant)

Date: August 26, 1996                    By: /s/ Linda H. Masterson
                                            ---------------------------------
                                             Linda H. Masterson, President

                        [ERNST & YOUNG LLP LETTERHEAD]



                        Report of Independent Auditors


The Board of Directors
U.S. Alcohol Testing, Inc.


We have audited the accompanying balance sheets of Robert Stutman & Associates, Inc. as of Decenber 31, 1995 and 1994, and the related statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing
standards.   Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statemant presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Robert Stutman & Associates, Inc. at December 31, 1995 and 1994 and the result of its operations and its cash flow for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                                 /s/ Ernst & Young LLP

July 23, 1996

                        ROBERT STUTMAN & ASSOCIATES, INC.
                                 BALANCE SHEETS

                                                                                   DECEMBER 31,
                                                                            --------------------------
                                                                               1994             1995
                                                                            ---------        ---------
                                   A S S E T S
Current Assets:
  Cash and Cash Equivalents                                                 $  94,100        $   4,836
  Accounts Receivable                                                           9,900            3,761
  Receivable from Shareholder                                                      --              200
  Prepaid Expenses                                                              2,750            2,888
                                                                            ---------        ---------
         Total Current Assets                                                 106,750           11,685

Property and Equipment, net                                                     3,929            6,027

                                                                            ---------        ---------
Total Assets                                                                $ 110,679        $  17,712
                                                                            =========        =========

            LIABILITIES AND SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)

Current Liabilities:
  Accrued Expenses                                                          $  15,877        $  39,326
  Unearned Revenue                                                            224,909          285,416
  Due to Shareholder                                                           15,000            5,250
                                                                            ---------        ---------
         Total Current Liabilities                                            255,786          329,992

Commitments and Contingencies

Shareholders' Equity (Capital Deficiency):
    Common Stock, $50  par value
    Authorized - 80 shares
    Issued and outstanding-77  shares on December 31, 1993
     and 80 shares on December 31, 1994 and 1995                                4,000            4,000
    Accumulated Deficit                                                      (149,107)        (316,280)
                                                                            ---------        ---------
       Total Shareholders' Equity (Capital Deficiency)                       (145,107)        (312,280)
                                                                            ---------        ---------

Total Liabilities and Shareholders' Equity (Capital Deficiency)             $ 110,679        $  17,712
                                                                            =========        =========

    The accompanying notes are an integral part of the financial statements.

                        ROBERT STUTMAN & ASSOCIATES, INC.
                            STATEMENTS OF OPERATIONS

                                                            YEAR ENDED DECEMBER 31,
                                                  ------------------------------------------
                                                      1993            1994           1995
                                                  -----------     -----------    -----------
Revenues                                          $   536,292     $   646,428    $ 1,101,599

Cost of Revenues                                      458,874         467,822        845,663
                                                  -----------     -----------    -----------

Gross Margin                                           77,418         178,606        255,936

Operating Expenses                                    175,866         161,912        275,485
                                                  -----------     -----------    -----------

Net Income (Loss)                                 $   (98,448)    $    16,694    $   (19,549)
                                                  ===========     ===========    ===========


Pro forma data (unaudited)
  Historical income (loss) before income taxes    $   (98,448)    $    16,694    $   (19,549)
  Pro forma income taxes                              (39,379)          6,680         (7,820)
                                                  -----------     -----------    -----------
  Pro forma net income (loss)                     $   (59,069)    $    10,014    $   (11,729)
                                                  ===========     ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                        ROBERT STUTMAN & ASSOCIATES, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                     COMMON    TREASURY   ACCUMULATED
                                     STOCK      STOCK       DEFICIT        TOTAL
                                    -------    -------    -----------    ---------
Balance - January 1, 1993           $ 3,400               $   (41,978)   $ (38,578)
  Issued 9 shares, net                  450                                    450
  Net Income (Loss)                    --                     (98,448)     (98,448)
                                    -------               -----------    ---------

Balance - December 31, 1993           3,850                  (140,426)    (136,576)

  Repurchase of 17 shares                      $  (850)                       (850)
  Issued 20 shares, net                 150        850                       1,000
  Net Income (Loss)                                            16,694       16,694
  Distributions to Shareholders                               (25,375)     (25,375)
                                    -------    -------    -----------    ---------

Balance - December 31, 1994           4,000                  (149,107)    (145,107)

Net Income (Loss)                                             (19,549)     (19,549)
Distributions to Shareholders                                (147,624)    (147,624)
                                    -------    -------    -----------    ---------
Balance - December 31, 1995         $ 4,000    $  --      $  (316,280)   $(312,280)
                                    =======    =======    ===========    =========

    The accompanying notes are an integral part of the financial statements.

                        ROBERT STUTMAN & ASSOCIATES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                      DECEMBER 31,
                                                         -------------------------------------
                                                            1993          1994          1995
                                                         ---------     ---------     ---------
Cash Flow From Operating Activities:
  Net Income (Loss)                                      $ (98,448)    $  16,694     $ (19,549)
   Adjustments to Reconcile Net Loss To Net Cash Used
    By Operating Activities:
      Depreciation                                           5,782         7,030         3,938
    Changes in Operating Assets and Liabilities:
      (Increase) Decrease in Accounts Receivable           (30,400)       20,500         6,139
      (Increase) Decrease in Due from Shareholder             (450)          450          (200)
       (Increase) Decrease in Prepaid Expenses                (331)       (1,592)         (138)
       Increase (Decrease) in Accrued Expenses               9,184       (14,151)       23,449
       Increase (Decrease) in Unearned Income              117,125        84,660        60,507
       (Decrease) in Due to Shareholder                         --            --        (9,750)
       (Decrease) in Profit Sharing Accrual                (24,000)           --            --
                                                         ---------     ---------     ---------

Net Cash Provided (Used) By Operating Activities           (21,538)      113,591        64,396

Cash Flow From Investing Activities:
  Purchase of Property and Equipment                        (7,415)       (4,564)       (6,036)
                                                         ---------     ---------     ---------
Net Cash Flow (Used) by Investing Activities                (7,415)       (4,564)       (6,036)

Cash Flow From Financing Activities:
  Distributions to Shareholders                                 --       (25,375)     (147,624)
  Issuance of Stock                                            450           150            --
                                                         ---------     ---------     ---------
Net Cash Provided (Used) by Financing Activities               450       (25,225)     (147,624)

Increase (Decrease) in Cash and Cash Equivalents           (28,503)       83,802       (89,264)
Cash and Cash Equivalents - Beginning                       38,801        10,298        94,100
                                                         ---------     ---------     ---------
Cash and Cash Equivalents - Ending                       $  10,298     $  94,100     $   4,836
                                                         =========     =========     =========

    The accompanying notes are an integral part of the financial statements.

                        ROBERT STUTMAN & ASSOCIATES, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY

         Robert Stutman & Associates, Inc. ( "RSA" or "the Company") was incorporated in Massachusetts in June 1990. The Company, which operates in a single industry segment, provides consulting, education, and drug-testing services to organizations planning to implement drug- and alcohol-free workplace programs.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Concentration of Credit Risk

         The Company sells its services to a diverse group of customers in several industries. No single customer accounted for more than 10% of 1995 sales. In 1994, one customer accounted for 11% of sales. The financial strength of customers are routinely reviewed and evaluated. The Company typically obtains a contract with a significant down payment and firm payment schedule before beginning work on contracts. The Company has experienced no bad debt losses since incorporation.

         Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash equivalents and trade receivables.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

         The Company considers all highly liquid cash investments with a maturity of three months or less when purchased to be cash equivalents.

Property and Equipment

         Property and equipment is stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally five years. Expenditures for maintenance and repairs are charged to expense as incurred whereas major betterments and renewals are capitalized.

Revenue Recognition

         Revenues are recorded as earned. Contracts for the development of custom alcohol and drug testing programs typically extend over several months with revenue recognized on a percentage of completion basis as determined by major contract milestones. Revenue for standard alcohol and drug testing policies, programs, employee assistance program fees and supervisor "hot line" fees is recognized over the life of the contract. Buying group set up fees are recognized when the programs are set up.

                        ROBERT STUTMAN & ASSOCIATES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE--2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

         The Company has elected to be taxed as a Subchapter S corporation. Accordingly, the Company's stockholders, rather than the Company, are required to pay federal and certain state income taxes on the Company's earnings, whether or not the earnings are distributed to the stockholders. An estimated tax provision using the statutory tax rates has been provided as proforma disclosure.

         The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. No material differences between tax and book income exist in the periods presented.

Earnings per Common Share

         Earnings per common share is based upon the weighted average number of common shares outstanding during the periods reported. There are no common stock equivalents.

NOTE 3--CASH AND CASH EQUIVALENTS

         Cash and cash equivalents are summarized as follows:

                                                             DECEMBER  31,
                                                      --------------------------
                                                        1994               1995
                                                      -------            -------
Cash in Banks                                         $91,270            $ 1,933
Money Market Funds                                      2,830              2,903
                                                      -------            -------

                                                      $94,100            $ 4,836
                                                      =======            =======

NOTE 4--PROPERTY AND EQUIPMENT

         Property and equipment consisted of:

                                                             DECEMBER 31
                                                      -------------------------
                                                        1994             1995
                                                      --------         --------
Computers                                             $ 16,483         $ 19,481
Furniture and Fixtures                                  17,645           20,683
                                                      --------         --------
Property and Equipment, at cost                         34,128           40,164
Less: Accumulated depreciation                         (30,199)         (34,137)
                                                      --------         --------

Property and Equipment, net                           $  3,929         $  6,027
                                                      ========         ========

Depreciation expense amounted to $5,782, $7,030 and $3,938 in the years ended December 31, 1993, 1994 and 1995, respectively.

                        ROBERT STUTMAN & ASSOCIATES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 5--LINE OF CREDIT

         The Company had a line of credit with a bank allowing for borrowings up to $50,000 at the bank's prime rate plus 2%. Robert Stutman and Brian Stutman, both of whom are officers and shareholders of the Company, are guarantors of the loan. Collateral for the loan consisted of a first security interest in all business assets. The line of credit was canceled by the Company on May 14, 1996. There were no balances outstanding at December 31, 1994 or 1995.

NOTE 6--PRO FORMA INFORMATION

Pro Forma Statement of Operations

         The Company has been taxed as a Subchapter S corporation until its stock was acquired on May 21, 1996 by U.S. Alcohol Testing of America, Inc. As of that date the Subchapter S status terminated and the Company became subject to federal and state corporate income taxes. Accordingly, for informational purposes, the accompanying statements of income for the years ended December 31, 1993, 1994 and 1995 include an unaudited pro forma adjustment for income taxes, based on the tax laws in effect at the time, which would have been recorded if the Company had not been an S corporation.

NOTE 7--LEASE COMMITMENTS

         The Company leases its office facilities and certain equipment under lease arrangements expiring between 1998 and 1999. Total rent expense for all operating leases amounted to approximately $11,700, $14,700 and $35,000 for the years ended December 31, 1993. 1994 and 1995, respectively. In addition to rent, the facility lease provides for payment of real estate taxes and other occupancy costs.

         Future minimum payments under operating leases are summarized as follows:

Years Ending December 31
- ------------------------
         1996                                                           $ 39,288
         1997                                                             39,288
         1998                                                             35,925
         1999                                                             25,534
                                                                        --------
         Total                                                          $140,035
                                                                        ========

NOTE 8 - PENSION PLAN

         During the years ended December 31, 1993 and 1994, the Company maintained a defined contribution pension benefit plan. The annual contribution to the plan was determined at the discretion of the Board of Directors. This plan was discontinued in January 1995. Pension expense was $35,183 in 1993. No pension expense was incurred in 1994 or 1995.

NOTE 9 - CONTINGENCY

         A former client has made a claim against the Company in the amount of approximately $109,000 for alleged deficiencies in the work performed by the Company. The Company has rejected this claim as management believes it is without merit. Accordingly, no provision for possible loss has been provided.

                        ROBERT STUTMAN & ASSOCIATES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 10  SUBSEQUENT EVENTS

         On May 21, 1996, the Company's common stock was acquired by U. S. Alcohol Testing of America, Inc. ("USAT"). Robert Stutman, the largest holder of the Company's common stock, was elected to the board of directors of USAT, elected Chairman of the Board and designated Chief Executive Officer of USAT on April 18, 1996.

         The Company expects to move its principal offices to Florida in August 1996. In connection with this move, the Company negotiated an early termination of its office lease at no cost to the Company.

                     U.S. ALCOHOL TESTING OF AMERICA, INC.
                             PROFORMA BALANCE SHEET


                                                                       MERGER &
                                                                       PROPOSED          MERGER WITH
                                                                       SALE OR           ACQUISITION     OPERATIONS
                                                         SALE OF       LIQUIDATION OF    CORP.           OF RSA
                                          HISTORICAL     USRR          GOOD IDEAS        USD             YE 12/31/95    PROFORMA
ASSETS                                    3/31/96        DR(CR)        DR(CR)            DR(CR)          DR(CR)         3/31/96
Current Assets:                           -----------    --------      --------------    -----------     ----------     -----------
   Cash and Cash Equivalents                1,286,520     150,000 (1)                                         4,836(7)    1,441,356
   Accounts Receivable (net of
     Allowance for Bad Debts of
     $187,703 and $112,490)                   488,776    (141,038)(2)    (61,612)(3)                          3,761(7)      289,887
   Other Receivables                            1,850                                                           200(7)        2,050
   Inventories                              1,041,261    (174,981)(2)   (196,209)(3)                                        670,071
   Prepaid Expenses                           265,660      (3,721)(2)     (7,358)(3)                          2,888(7)      257,469
                                          -----------    --------      ---------        ----------       ----------     -----------
Total Current Assets                        3,084,067    (169,740)      (265,179)                            11,685       2,660,833
                                          -----------    --------      ---------        ----------       ----------     -----------

Property and Equipment (Net of
  Accumulated Depreciation of
  $2,060,568 and $1,890,439)                2,997,066    (281,120)(2)    (15,801)(3)                          6,027(7)    2,706,172

Other Assets:                                 871,151      (6,000)(2)     (6,808)(3)                                        858,343
Excess of Cost over Fair Value on Net
  Assets Acquired                                                                                         4,143,804(8)    4,143,804
Estimated Net Realizable Value of Assets
  Held for Sale                                                           39,580 (4)                                         39,580
Notes Receivable - Non Current                            300,000 (1)                                                       300,000
                                          -----------    --------      ---------        ----------       ----------     -----------
                                            6,952,284    (156,860)      (248,208)                         4,161,516      10,708,732
                                          ===========    ========      =========        ==========       ==========     ===========

Current Liabilities:                                     CR(DR)        CR(DR)            CR(DR)          CR(DR)
   Accounts Payable                           649,835     (78,613)(2)    (86,831)(3)                                        484,391
   Accrued Liabilities                        708,620     (65,215)      (138,858)                           104,326(7)      608,873
   Unearned Revenue                                                                                         285,416(7)      285,416
   Current Portion Long Term Debt              32,827      (3,431)(2)     (8,337)(3)                                         21,059
   Due to Shareholder                                                                                         5,250(7)        5,250
   Pref. Stock Dividend Payable                 7,202                                                                         7,202
                                          -----------    --------      ---------        ----------       ----------     -----------
Total Current Liabilities                   1,398,484    (147,259)      (234,026)                           394,992       1,412,191
                                          -----------    --------      ---------        ----------       ----------     -----------
Long Term Debt - Net of Current Portion        42,962      (9,601)       (14,182)(3)                        400,000         419,179
Minority Interest                           1,478,508                   (911,039)(5)      (567,469)(6)

Stockholders' Equity
   Preferred Stock Class "A"                      412                                                                           412
   Common Stock $.01                          324,800                      6,883 (5)        40,178 (6)       14,459(3)      386,320

   Additional Paid In Capital              45,176,619                  1,541,797 (5)     8,999,797 (6)    3,648,041(3)   59,366,254
   Accumulated Deficit                    (41,469,501)                  (637,641)(12)   (8,472,506)(11)     295,985(8)  (50,579,648)
                                          ------------   --------      ---------        ----------       ----------     -----------
Total Stockholders' Equity                  4,032,330                    911,039           567,469        3,366,515       8,877,353
                                          -----------    --------      ---------        ----------       ----------     -----------

TOTAL LIABILITIES AND EQUITY                6,952,284    (156,860)      (248,208)                         4,161,507      10,708,732
                                          ===========    ========      ==========       ==========       ==========     ===========

Notes to Proforma Balance Sheet

(1)       Proceeds of sale of USRR

(2)       Assets of USRR sold and liabilities assumed by purchaser

(3) Assets of Good Ideas to be sold or liquidated and liabilities assumed or settled, excluding cash and receivable from parent

(4)       Estimated value of assets to be sold or liquidated less liabilities

(5)       Purchase of minority interest in Good Ideas

(6)       Purchase of minority interest in U.S. Drug

(7) Assets Acquired and Liabilities Assumed in Purchase of Robert Stutman & Associates, Inc. (RSA)

(8)       RSA-Excess of Cost over Fair Value of Assets Acquired
          Consideration Paid:

          Cash                                                $2,100,000
          Note Payable                                           400,000
          Stock 500,000 shares of Common @ 3.125               1,562,500
          Estimated Expenses                                      65,000
                                                              ----------
                  Total Price Paid                             4,127,500
          Accumulated Deficit                                    316,280
          Common Stock                                            (4,000)
                                                              ----------
          Purchase Price in excess of net asset value         $4,439,780
                                                              ==========

          Amortization of purchase price in excess of net asset value is based on a 15 year life and amounts to $295,985 per year.

(9) The cash portion of the Robert Stutman acquisition was provided by the exercise of Common Stock Purchase Warrants subsequent to 3/31/96. The Proforma was calculated using the exercise of 945,946 warrants at an average price of $2.22

(10)      Operations of RSA for the year ended 12/31/95

Calculation of number of shares assumed in Merger Transactions with USD and Good Ideas

                                                                 USD                       GI
                                                              ---------                ---------
Agreed price                                                       5.25                     1.00
Estimated Average USAT price                                       2.25                     2.25
Agreed Price/Est. Ave. USAT price                                  2.33                     0.44
OS USD Minority Shares                                        1,721,900                1,548,680
                                                              ---------                ---------
Estimated Number of USAT Share to be issued                   4,017,767                  688,302
                                                              =========                =========

(11) Charge to operations of incomplete research and development due to the value of USAT stock issued in the merger to purchase the minority interest of U.S. Drug in excess of its historical amount.

(12) Charge to loss on disposal of discontinued operations due to the value of the USAT stock issued to purchase the minority interest of Good Ideas in excess of its historical cost.

(13)      Elimination of minority interest.

U.S. Alcohol Testing of America, Inc.
Proforma Statement of Operations
For the Fiscal Year ended 3/31/96



                                                                        MERGER AND
                                                                        PROPOSED
                                                                        SALE OR      MERGER WITH
                                                               SALE     LIQUIDATION  ACQUISITION      ACQUISITION
                                                                OF          OF       CORP.            OF RSA
                                               HISTORICAL      USRR     GOOD IDEAS   USD              12/31/95          PROFORMA
                                               ----------      ----     ----------   ---              --------        ------------
Continuing Operations:
  Net Sales                                    $  1,165,661                                            1,101,599(10)     2,267,260
  Costs and Expenses
     Cost of Sales (Exclusive of
      Depreciation Shown Below)                   1,208,726                                              845,663(10)     2,054,389
     Selling, General and Administrative
      Expenses (Exclusive of Depreciation
      Shown Below)                                5,720,592                                              275,485(10)     5,996,077
     Research and Development                     1,005,832                                                              1,005,832
     Incomplete Research and Development                                               8,472,506(11)                     8,472,506
     Interest                                        81,450                                                                 81,450
     Depreciation and Amortization                1,017,534                                              295,985         1,313,519
     Loss on Settlement of Litigation             1,137,914                                                              1,137,914
                                               ------------   --------  -----------  ----------       ----------      ------------
       Total Costs and Expenses                  10,172,048                            8,472,506       1,417,133        20,061,687
                                               ------------   --------  -----------  -----------      ----------      ------------
  Loss From Operations                           (9,006,387)                          (8,472,506)       (315,534)      (17,794,427)
                                               ------------   --------  -----------  -----------      ----------      ------------
  Other Income (Expense)
     Interest Income                                116,075                                                                116,075
     Loss on Sale of Marketable Securities       (1,889,216)                                                            (1,889,216)
     Unrealized Gain on Marketable Securities     2,190,721                                                              2,190,721
     Other Losses                                    (8,704)                                                                (8,704)
                                               ------------   --------  -----------  -----------      ----------      ------------
       Total Other Income (Expense)                 408,876                                                                408,876
                                               ------------   --------  -----------  -----------      ----------      ------------
     Loss Before Minority Interest in Net
       Loss of Subsidiaries                      (8,597,511)                          (8,472,506)       (315,534)      (17,385,551)
     Minority Interest in Net Loss of
       Subsidiaries                                 541,466                             (541,466)
                                               ------------   --------  -----------  -----------      ----------      ------------
  Loss from Continuing Operations                (8,056,045)                          (9,013,972)       (315,534)      (17,385,551)
  Discontinued Operations:
     Loss from Operations before Minority
       Interest                                  (1,545,457)                                                            (1,545,457)
     Minority Interest in Net Loss                  467,183                (467,183)
     Loss on Disposal, Net of Minority
       Interest $143,671                         (1,326,267)               (781,312)                                    (2,107,579)
                                               ------------   --------  -----------  -----------      ----------      ------------
  Loss from Discontinued Operations              (2,404,541)             (1,248,495)                                    (3,653,036)
                                               ------------   --------  -----------  -----------      ----------      ------------
  Net Loss                                     $(10,460,586)  $         $ 2,035,973  $(9,013,972)     $ (315,534)      (21,038,587)
                                               ============   ========  ===========  ===========      ==========      ============
  Weighted Average Common Shares Outstanding     29,834,502                 688,302    4,017,767       1,445,946        35,986,517
                                               ============   ========  ===========  ===========      ==========      ============
  Loss Applicable to Common Stock:
     Net Loss                                   (10,460,586)            $(1,248,495) $(9,013,972)       (315,534)      (21,038,587)
     Preferred Stock Dividend - Class "A"           (28,810)                                                               (28,810)
                                               ------------   --------  -----------  -----------      ----------      ------------
  Loss Applicable to Common Stock              $(10,489,396)  $         $(1,248,495) $(9,013,972)     $ (315,534)     $(21,067,397)
                                               ============   ========  ===========  ===========      ==========      ============
  Loss Per Common Share:
     Loss from Continuing Operations           $      (0.27)                                                          $      (0.48)
     Loss from Discontinued Operations         $      (0.08)                                                          $      (0.10)
                                               ------------                                                           ------------
     Net Loss                                  $      (0.35)                                                          $      (0.58)
                                               ============                                                           ============